Exhibit 10.39

INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT FEDEX TREATS AS PRIVATE OR CONFIDENTIAL.

FEC 07-0255-041 The Boeing Company
P.O. Box 3707
Seattle, WA 98124-2207

6-1169-LKJ-0772

March 16, 2018

Federal Express Corporation

3131 Democrat Road

Memphis, TN 38118

Attention:	Mr. Kevin Burkhart Managing Director – Aircraft Acquisitions & Sales

Subject:	[*]

References:	(a) Purchase Agreement 3157 between Boeing and Customer dated November 7, 2006 relating to 777-Freighter Aircraft (Purchase Agreement)

All terms used but not defined in this letter (Letter Agreement) shall have the same meaning as in the Purchase Agreement.

1.	[*]

2.	[*]

3.

Confidentiality. Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer agrees to limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreements and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

*

Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type that FedEx treats as private or confidential.

BOEING PROPRIETARY

Very truly yours,

THE BOEING COMPANY

By	/s/ L. Kirsten Jensen

Its	Attorney-In-Fact

    ACCEPTED AND AGREED TO this

Date:	March 26, 2018

FEDERAL EXPRESS CORPORATION

By	/s/ Phillip C. Blum

Its	Vice President

6-1169-LKJ-0772		Page 2
BOEING PROPRIETARY